SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  May 20, 2015
First Connecticut Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	333-171913	45-1496206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Farm Glen Boulevard, Farmington, Connecticut 06032
(860) 676-4600
(Address and Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.07	Submission of Matter to a Vote of Security Holders
Item 9.01	Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1	Press Release

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 20, 2015 First Connecticut Bancorp, Inc., the holding company for Farmington Bank, announced that David M. Drew and Robert F. Edmunds, Jr. have retired from the Board of Directors of First Connecticut Bancorp, Inc. and Farmington Bank, effective today, following their attendance at the Annual  Stockholders Meeting.

A copy of the Press Release is included as Exhibit 99.1 to this current Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matter to a Vote of Security Holders

On May 20, 2015, First Connecticut Bancorp, Inc. (the "Registrant") held its Annual Meeting of Stockholders (the "Meeting").  Of the 16,044,319 the Registrant's common stock outstanding as of the record date for the Meeting, 14,473,011 shares were present or represented by proxy at the Meeting.

The voting results from the Meeting were as follows:

1.	Election of Directors for Three-Year Terms (Proposal 1).
Director	For	Withheld
James T. Healey, Jr.	11,768,354 (98.30%)	203,044 (1.70%)
John J. Patrick, Jr.	11,768,280 (98.30%)	203,188 (1.70%)

2.	Advisory (Non-Binding) Vote on Executive Compensation (Proposal 2).

For	Against	Abstain

11,219,724 (93.72%)	635,981 (5.31%)	115,693 (0.97%)

3.	Ratification of Appointment of PricewaterhouseCoopers, LLP as independent auditors of the Company for the fiscal year ending December 31, 2015 (Proposal 3)

For	Against	Abstain

14,011,219 (96.81%)	308,245 (2.13%)	153,547 (1.06%)

Exhibit Number	Description

99.1	Press Release dated May 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CONNECTICUT BANCORP, INC.
Registrant

May 20, 2015	By: /s/ John J. Patrick, Jr.
John J. Patrick, Jr.
Chairman, President and
and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 20, 2015